Exhibit 99.1

Neuronetics, Inc. announces Chris Thatcher will step down as President and CEO

MALVERN, Pa., March 5, 2020 — Neuronetics, Inc. (NASDAQ: STIM), a commercial stage medical technology company focused on designing, developing and marketing products that improve the quality of life for patients who suffer from psychiatric disorders, today announced that the Company and Christopher A. Thatcher, President and CEO of Neuronetics, have mutually agreed that Mr. Thatcher will cease serving as the Company’s President and Chief Executive Officer, effective immediately. In connection with his departure, Mr. Thatcher also resigned as a director of the Company’s Board of Directors (the “Board”). Mr. Thatcher’s employment is expected to continue through May 1, 2020, during which time he will provide transition services and advice to the Company. This mutual agreement was not the result of any inappropriate action by Mr. Thatcher, any violation of company policy, any accounting irregularity or any material deterioration in the business of the Company. The Company reaffirms the guidance that it provided on March 3, 2020.

The Board has established an interim Office of the President to provide ongoing leadership and oversight of the day-to-day operations of the Company while the Board of Directors conducts a search for a new CEO. The Office of the President is to be filled by Steve Furlong, Chief Financial Officer, and Andrew Macan, General Counsel, both of whom will remain in their current positions while carrying out their new responsibilities. Neuronetics’ Board appointed Brian Farley, Chairman, as the liaison to the Office of the President and he will meet regularly with and oversee the activities of Office of the President. Neuronetics has asked Mr. Thatcher to serve as an advisor to the Company through May 1, 2020.

“We wish Chris well as he departs to pursue interests outside the Company and appreciate his willingness to continue as an advisor for us over the next two months. We are grateful for his service to our company over the past five plus years,” said Mr. Farley. “We are pleased to have experienced executives in Steve and Andy to work with the Board and serve in the Office of the President. I am excited to work directly with them while we conduct a formal search for a new CEO.”

Mr. Thatcher said, “It has been a privilege to be part of Neuronetics and its dedicated team for over five years, and I am very proud of being part of a team that built the category-leading NeuroStar® Advanced Therapy System and commercial organization. It has been an incredible opportunity to have helped thousands of patients suffering with Major Depressive Disorder and their families renew their lives with NeuroStar. I believe that the Company has a great future and is in excellent hands with a strong team that will continue to build on the important progress we have made.”

Mr. Furlong joined Neuronetics in July 2019 with over 33 years of commercially focused finance experience. Prior to joining Neuronetics, Steve served as Senior Vice President of Finance at Metabolon Inc. He was also CFO at Rapid Micro Biosystems, a creator of innovative products for fast and accurate detection of microbial contamination. Steve spent 14 years at Hologic Inc., a global leader in women’s health solutions. He also served in various finance roles at Safety 1st, Stratus Computer Inc and Raytheon Company. Steve has a Master of Science in Finance degree from Bentley University and a BA in Political Science from Pennsylvania State University.

Mr. Macan has served as Neuronetics’ Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since January 2020. Prior to joining Neuronetics, Mr. Macan was Senior Vice President, General Counsel and Corporate Secretary of U.S. Silica Holdings, Inc., a Russell 2000 diversified minerals company, from October 2018 until January 2020. He served in roles of increasing responsibility with Axalta Coating Systems, LLC, from October 2013 until October 2018, most recently as General Counsel and Chief Compliance Officer, Americas, and The Chubb Corporation, from October 2003 until October 2013, including as Vice President, Corporate Counsel and Secretary for over 8 years. Mr. Macan began his career in private practice at Ballard Spahr LLP and Dechert LLP. He earned a B.A. in Government from Franklin & Marshall College and his J.D. from Emory University School of Law with distinction and Order of the Coif.

About Neuronetics

Neuronetics, Inc. is a commercial-stage medical technology company focused on designing, developing, and marketing products that improve the quality of life for patients who suffer from psychiatric disorders. Our first commercial product, the NeuroStar® Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation, or TMS, to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States Food and Drug Administration, or FDA, for the treatment of major depressive disorder in adult patients who have failed to achieve satisfactory improvement from prior antidepressant medication in the current episode. NeuroStar is also available in other parts of the world, including Japan, where it is listed under Japan’s national health insurance. Additional information can be found at www.neuronetics.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Statements in the press release regarding Neuronetics, Inc. (the “Company”) that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to: the Company’s business outlook and current expectations for upcoming quarter and fiscal year 2020, including with respect to revenue, gross margins, operating expense, the level of new system sales and any specific projections provided; the Company’s expectations regarding domestic and international growth opportunities, additional indications and the build out of its NeuroStar Advanced Therapy System platform; expectations or beliefs regarding future events, potential markets or market size, and technological developments; and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s reliance on the sale and usage of its NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of the Company’s salesforce; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in respect of competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy System for additional indications; and developments in regulation in the United States and other applicable jurisdictions. For a discussion of these and other related risks, please refer to the Company’s recent SEC filings which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s expectations.

Investor Contact:

Mark R. Klausner

Westwicke Partners

443-213-0501

ir@neuronetics.com

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